SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	July 8, 2003

COAST CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-26922	88-0345704
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)

4500 West Tropicana Avenue, Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 365-7000

(none) (Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

        Gage Parrish, Vice President and Chief Financial Officer of Coast Casinos, Inc. and its operating subsidiary, Coast Hotels and Casinos, Inc., will address participants at the 2003 Bank of America Gaming Industry Debt Conference in Las Vegas on July 9, 2003. Included in Mr. Parrish’s address will be a discussion of the Company’s preliminary unaudited results of operations for the six months ended June 30, 2003 as well as guidance for the fiscal year ending December 31, 2003. Selected slides from his presentation are available on the Company’s web site, www.coastcasinos.com.

SIGNATURES Pursuant to the requirements of the Securities Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COAST CASINOS, INC. a Nevada corporation
By: Name: Title:	/s/ Gage Parrish Gage Parrish Vice President and Chief Financial Officer
July 8, 2003